BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENTS OF OPERATIONS
                              (UNAUDITED)



                               Three Months Ended         Nine Months Ended
                                   September 30,            September 30,
                           ------------------------- ---------------------------
                               1999          1998        1999           1998
                           ------------------------- ---------------------------

Net sales                $  4,128,173  $  2,463,228 $ 13,544,105  $  10,392,630
Cost of sales               1,070,773       882,061    3,725,770      3,216,464
                           -----------  -----------  -----------   ------------
                            3,057,400     1,581,167    9,818,335      7,176,166
                           -----------  -----------  -----------   ------------

Selling, general and
  administrative
  expenses                  2,880,761     2,023,555    7,851,404      6,072,006
Depreciation and
  amortization                257,305       265,612      896,355        803,759
Interest expense - net         51,014        31,187      173,088        114,857
                           ----------  ------------  -----------   ------------
                            3,189,080     2,320,354    8,920,847      6,990,622
                           ----------  ------------  -----------   ------------

Income (loss) before
  income taxes               (131,680)     (739,187)     897,488        185,544

Income tax provision
  (benefit)                   (48,000)     (274,000)     332,000         68,000
                           ----------  ------------  -----------   ------------

Net income (loss)       $     (83,680) $   (465,187) $   565,488   $    117,544
                           ==========  ============  ===========   ============

Net income (loss)
  per common share
      Basic & Diluted   $       (0.01) $      (0.06) $      0.07   $       0.01
                           ==========  ============  ===========   ============


Weighted average number
  of common shares
      Basic                  7,900,000    8,420,000    8,010,000      8,430,000
                           ===========  ===========  ===========   ============
      Diluted                7,930,000    8,420,000    8,070,000      9,160,000
                           ===========  ===========  ===========   ============



              See Notes to Condensed Consolidated Financial Statements









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